                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

1. Cliffs Drilling International, Inc., a Delaware corporation wholly owned by Cliffs Drilling Company.

2. Cliffs Oil and Gas Company, a Delaware corporation wholly owned by Cliffs Drilling Company (f/k/a Cliffs Exploration Company, f/k/a Cliffs Offshore, Inc.).

3. Southwestern Offshore Corporation, a Delaware corporation wholly owned by Cliffs Drilling Company (f/k/a Cliffs Drilling Asset Acquisition Company).

4. Cliffs Drilling Merger Company, a Delaware corporation wholly owned by Cliffs Drilling Company.

5. DRL, Inc., a Delaware corporation wholly owned by Cliffs Drilling Company (f/k/a Cliffs Drilling Acquisition Company).

6. Cliffs Drilling Venezuela, Inc., a Delaware corporation wholly owned by Cliffs Drilling Company.

7. Cliffs Drilling Trinidad Limited, a company organized under the laws of the Republic of Trinidad and Tobago, owned 90% by Southwestern Offshore Corporation and owned 10% by Cliffs Drilling Company (f/k/a Viking Trinidad Limited).

8. Cliffs Drilling de Venezuela, S.A., a Venezuelan corporation wholly owned by Cliffs Drilling Company.

9. Cliffs Drilling de Mexico, S.A. de C.V., a Mexican corporation wholly owned by Cliffs Drilling International, Inc.

10. Cliffs Drilling do Brasil Servicos de Petroleo S/C Ltda., a Brazilian corporation owned 99% by Cliffs Drilling Company and 1% by a third party for the benefit of Cliffs Drilling Company.

11.  West Indies Drilling Joint Venture, a joint venture in which
     Cliffs Drilling Trinidad Limited owns a 99% interest and Cliffs Drilling Company owns a 1% interest.

12. Cliffs Central Drilling International, a joint venture between Cliffs Drilling International, Inc. and Perforadora Central, S.A. de C.V., in which Cliffs Drilling International, Inc. owns a 50% interest.

13. Servicios Integrados Petroleros C.C.I., S.A., a Venezuelan joint venture company among Cliffs Drilling Company, Inelectra S.A. and Cementaciones Petroleras Venezolanas C.A., in which Cliffs Drilling Company owns a one-third interest (33 1/3%) interest.

14. Cliffs Neddrill Central Turnkey International, a joint venture among Cliffs Drilling International, Inc., Neddrill Turnkey Drilling B.V. and Perforadora Central, S.A. de C.V., in which Cliffs Drilling International, Inc. owns a one-third (33 1/3%) interest.

15. Cliffs Drilling Trinidad L.L.C., a Delaware limited liability company of which Cliffs Drilling Company is the single member.

16. Cliffs Drilling (Barbados) Holdings SRL, a Barbados Exempt Societies with Restricted Liability owned 99.99% by Cliffs Drilling Company and .01% owned by Cliffs Drilling Trinidad L.L.C.

17. Cliffs Drilling (Barbados) SRL, a regular Barbados Societies with Restricted Liability, owned 99.99% by Cliffs Drilling (Barbados) Holdings SRL and .01% owned by Cliffs Drilling Trinidad L.L.C.

18. Cliffs Drilling Trinidad Offshore Limited, a Trinidad and Tobago private limited company wholly owned by Cliffs Drilling (Barbados) SRL.